EXHIBIT 5.1

OPINION OF COUNSEL

DAVIS & ASSOCIATES

(A PROFESSIONAL LAW CORPORATION)

-SECURITIES, BUSINESS & INTERNATIONAL LAWYERS-

LOS ANGELES     NEWPORT BEACH     SANTA MONICA        MARINA DEL REY    SOUTH BAY

(213) 400-2007

Respond To:

P.O. Box 852

Palos Verdes Estates, CA 90274

December ___, 2025

Board of Directors
Sentinel Holdings, LTD.
9360 South 300 West, #101

Sandy, UT 84070

Re: Registration Statement on Form S-8 — Employee Stock Bonus Plan

Ladies and Gentlemen:

We have acted as counsel to [Sentinel Holdings, Ltd, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable pursuant to the Sentinel Holdings, Ltd., 2025 Sentinel Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined:

1.The Company’s Articles of Incorporation and Bylaws, as amended to date;

2.The Registration Statement on Form S-8;

3.The Plan;

4.Records of corporate proceedings relating to the Company’s adoption and approval of the Plan and authorization of the issuance of the Shares; and

5.Such other documents, corporate records, certificates, and matters as we have deemed necessary or appropriate to render this opinion.

In rendering this opinion, we have assumed without independent investigation:

•The genuineness of all signatures;

•The authenticity of all documents submitted as originals;

•The conformity to authentic originals of all documents submitted as copies; and

•The legal capacity of all natural persons involved.

We have relied upon certificates of officers of the Company and public officials as to matters of fact material to this opinion.

Opinion

Based upon and subject to the foregoing, and limited to the laws of the State of Nevada and the federal laws of the United States of America, it is our opinion that:

1.The Shares covered by the Registration Statement have been duly authorized by all necessary corporate action of the Company.

2.When the Shares are issued and delivered in accordance with the terms of the Plan and any applicable Stock Bonus Award Agreement, and when the Company has received any required consideration for such Shares, the Shares will be validly issued, fully paid, and non-assessable.

Limitations

This opinion is limited to the present laws of the State of Nevada and the federal laws of the United States. We express no opinion with respect to the securities laws of any state or jurisdiction other than the Securities Act as it applies to the Registration Statement.

We express no opinion concerning any indemnification provisions in the Plan or related agreements to the extent they may be affected by federal or state securities laws.

Consent

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectively submitted

The Law Offices Of Davis & Associates, a professional law corporation

By: s /Donald G. Davis

Donald G. Davis, Managing Director